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                                                                    Exhibit 99.4


                            Consent of Person Named
                         as About to Become a Director

          I hereby consent to my being named in the Registration Statement on Form S-4 of CBOT Holdings, Inc. (the "Company") as a person who, if serving as a director of Board of Trade of the City of Chicago, Inc. immediately prior to consummation of the transactions contemplated therein, will become a director of the Company immediately thereafter.


March 25, 2003


                                                      /s/ Ronald F. Young
                                                 -------------------------------
                                                          Ronald F. Young

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                            Consent of Person Named
                         as About to Become a Director

          I hereby consent to my being named in the Registration Statement on Form S-4 of CBOT Holdings, Inc. (the "Company") as a person who, if serving as a director of Board of Trade of the City of Chicago, Inc. immediately prior to consummation of the transactions contemplated therein, will become a director of the Company immediately thereafter.


March 25, 2003


                                                      /s/ Frank S. Serrino
                                                 -------------------------------
                                                          Frank S. Serrino